UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2019
KBS REAL ESTATE INVESTMENT TRUST III, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54687	27-1627696
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Special Dividend
On October 23, 2019, KBS Real Estate Investment Trust III, Inc.’s (the “Company”) board of directors authorized a special dividend (“Special Dividend”) in the amount of $0.80 per share of common stock to stockholders of record as of the close of business on November 4, 2019 (the “Record Date”). The Special Dividend will be paid in December 2019 to stockholders of record as of the close of business on the Record Date.
The Special Dividend is payable in the form of either (1) cash or (2) shares of the Company’s common stock, at the election of Company stockholders; provided that the aggregate amount of cash to be distributed by the Company will be limited to a maximum of 35% of the total Special Dividend (the “Maximum Cash Distribution”), with the remainder to be paid in shares of the Company’s common stock. Specifically, if the total number of shares for which cash elections are made by Company stockholders (including Default Elections (defined below)) are in excess of the Maximum Cash Distribution, the payment of cash will be made on a pro rata basis to those stockholders, such that the aggregate amount paid in cash by the Company equals the Maximum Cash Distribution, and the remaining portion of the Special Dividend will be paid to these stockholders in the form of Company common stock. Because the aggregate amount of cash to be distributed by the Company is 35% of the total Special Dividend, the likely result of a cash election is the receipt of 35% cash and 65% shares of common stock, unless a significant number of stockholders elect to receive the Special Dividend as 100% stock. In no event will any stockholder electing cash receive less than 35% of the stockholder’s Special Dividend in cash. If a stockholder elects to receive 100% of the Special Dividend in the form of the Company’s common stock, such stockholder will only receive shares of the Company’s common stock.
The aggregate amount of cash paid by the Company pursuant to the Special Dividend and the actual number of shares of common stock issued pursuant to the Special Dividend will depend upon the number of stockholders electing cash or stock and whether the Maximum Cash Distribution is met. The Company will issue up to 8,100,000 shares of common stock in the Special Dividend. The number of shares issued will be calculated based upon an updated estimated value per share of the Company’s common stock determined within two weeks of payment, which the Company expects will be determined by the Company’s board of directors in early December 2019.
On July 18, 2019, the Company, through 12 wholly owned subsidiaries, sold 11 of its properties (the “Singapore Portfolio”). As a result, in order to ensure that the Company maintains its status as a REIT, the Company must distribute at least 90% of its “real estate investment trust taxable income” each year, and distribute all of its “real estate investment trust taxable income” and “net capital gain” in order to avoid corporate level tax. The proceeds from the sale of the Singapore Portfolio will be part of such taxable income and/or net capital gain. The Company’s board of directors approved the Special Dividend as a consequence of the sale of the Singapore Portfolio in order to ensure compliance with the REIT distribution requirements. The Special Dividend payment, including both cash and stock portions, is generally expected to be taxed as a capital gain distribution to stockholders due to the large amount of capital gain that was generated from the sale of the Singapore Portfolio. The tax due on such dividend may exceed the amount of cash, if any, distributed to stockholders as part of the Special Dividend. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Special Dividend in light of his or her particular investment or tax circumstances.
Stockholders have the right to elect, on or prior to 5pm Central Time on December 2, 2019 (the “Election Deadline”), to be paid their pro rata portion of the Special Dividend all in common stock (a “Share Election”) or all in cash (a “Cash Election”); provided, however, that the total amount of cash payable to all stockholders in the Special Dividend is subject to the Maximum Cash Distribution, as described above, with the balance of the Special Dividend payable in the form of common stock. If a stockholder does not make a timely and proper election, the Special Dividend election will be set to the default election of cash (the “Default Election”) as set by the Company, subject to the Maximum Cash Distribution not having been exceeded.
Election forms will be mailed to all stockholders beginning on or shortly after November 12, 2019 and must be returned on or before the Election Deadline to be effective. Election forms are not available for download from our website. A letter to stockholders and short question and answer sheet are being mailed to stockholders with the election forms. The letter to stockholders and question and answer sheet are attached hereto as Exhibit 99.1, and are incorporated herein by reference.
Share Redemption Program Suspension
As a result of the pending issuance of shares as a result of the Special Dividend to be paid in December 2019, the Company’s board of directors has determined to delay the processing of redemptions that would otherwise occur on the last business day of November 2019 under the Fourth Amended and Restated Share Redemption Program until the last business day of December 2019. Any submission or withdrawal deadlines associated with such delayed redemptions shall be similarly moved to their corresponding dates in December 2019.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

99.1	Letter to Stockholders Regarding Special Dividend, including Questions and Answers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST III, INC.

Dated: November 8, 2019	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary